Exhibit 99.1

Corporate Office Properties Trust		Contact:
8815 Centre Park Drive, Suite 400		Mary Ellen Fowler
Columbia, Maryland 21045		Vice President
Telephone 410-730-9092		Finance and Investor Relations
Facsimile	410-740-1174	410-992-7324
Website	www.copt.com	maryellen.fowler@copt.com

NEWS RELEASE		For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST REPORTS

STRONG SECOND QUARTER 2005 RESULTS

COLUMBIA, MD July 27, 2005 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter ended June 30, 2005.

Highlights

•                  Earnings per diluted share (“EPS”) of $.14 for the second quarter 2005 compared to $.13 per diluted share for the second quarter 2004.

•                  FFO per diluted share of $.47 or $21.8 million for second quarter 2005 compared to $.50 or $21.4 million for second quarter 2004, representing a decrease of 6% per share. The decrease in FFO includes the effect of a $3.5 million decrease in net revenues from lease terminations.

•                  AFFO diluted increased 21.7% to $17.0 million for second quarter 2005 as compared to $14.0 million for second quarter 2004.

•                  FFO payout ratio was 53.1% and AFFO payout ratio was 68.2% for second quarter 2005.

•                  $49.2 million in acquisitions for 222,000 square feet plus 36.7 acres of land.

•                  92.9% occupied and 93.8% leased as of June 30, 2005.

•                  1.2 million square feet in 9 buildings under construction, 342,000 square feet in 3 buildings under development and 469,000 square feet in 2 buildings under redevelopment.

Subsequent Event - Entry into New Market

•                  Closed on a $10.0 million land acquisition which includes a 100% leased, 50,000 square foot build to suit opportunity in Colorado Springs, Colorado. This acquisition represents the continuation of the Company’s core tenant expansion strategy and is the second submarket expansion this year outside the Greater Washington, D.C. region.

“We are very pleased with our quarterly results, and continue to make good progress with our construction pipeline, acquisition and disposition activity, as well as our core tenant expansion strategy. With our expansion into San Antonio and Colorado Springs this year, along with our construction projects coming on-line, we are poised for accelerating growth in 2006,” stated Randall M. Griffin, President and Chief Executive Officer.

Financial Results

EPS for the quarter ended June 30, 2005 totaled $.14 per diluted share, or $5.5 million of net income available to common shareholders, as compared to $.13 per diluted share, or $4.4 million for the quarter ended June 30, 2004. Revenues from real estate operations for the quarter ended June 30, 2005 were $60.2 million, as compared to revenue for the quarter ended June 30, 2004 of $53.1 million.

Diluted FFO for the quarter ended June 30, 2005 totaled $21.8 million, or $.47 per diluted share, as compared to $21.4 million, or $.50 per diluted share, for the quarter ended June 30, 2004, representing a 6.0% decrease on a per share basis. The decrease in FFO includes the effect of a $3.5 million decrease in net revenues from lease terminations.

FFO Payout ratio was 53.1% for second quarter 2005 compared to 46.4% for the comparable 2004 period.

Adjusted funds from operations (“AFFO”) diluted increased 21.7% to $17.0 million for second quarter 2005 as compared to $14.0 million for second quarter 2004. The Company’s AFFO payout ratio was 68.2% for second quarter 2005 compared to 71.2% for second quarter 2004.

As of June 30, 2005, the Company had a total market capitalization of $2.7 billion, with $1.2 billion in debt outstanding, equating to a 43.5% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 5.7% and 67.7% of total debt is subject to fixed interest rates. For the second quarter 2005, EBITDA Interest coverage ratio was 2.91x and EBITDA Fixed Charge coverage was 2.28x.

Operating Results

At June 30, 2005, the Company’s portfolio of 147 office properties totaling 12.2 million square feet was 92.9% occupied and 93.8% leased.

During the quarter, 208,400 square feet was renewed, equating to a 64.0% renewal rate, at an average committed capital cost of $4.44 per square foot. Total straight-line rent increased 5.5%, and total cash rent decreased .3% for 320,311 square feet of renewed and retenanted space. The average committed capital cost for renewed and retenanted space was $9.28 per square foot.

Same property cash NOI decreased by 6.1% or $2.2 million for the quarter compared to the quarter ended June 30, 2004. This decrease reflects the impact of abnormally high lease termination fees that were recognized in the second quarter of 2004. For second quarter 2005, lower termination fees were offset somewhat by a $3.1 million increase in rental revenues. Same property rental revenues included in cash NOI, excluding the effects of lease terminations, increased $1.5 million for the Northern Virginia portfolio and $1.8 million for the B/W Corridor portfolio, and decreased $578,000 for the New Jersey portfolio as compared to second quarter of 2004.

Development and Construction Activity

The Company commenced development on a 56,000 square foot office building located in the Dahlgren Technology Center in Dahlgren, Virginia. Including this building, the Company has 3 buildings under development for a total of 342,000 square feet.

In addition, the Company also has 9 buildings under construction for a total of 1.2 million square feet that is 45.9% leased. Five of the buildings will become operational starting third quarter 2005 through first quarter 2006.

Land Control

For the quarter ending June 30, 2005, the Company announced:

•                  The signing of a contribution agreement that will become the basis for a joint venture with a limited partnership for the purpose of developing up to 1.8 million square feet of office space in 13 buildings on 63.0 acres of land. The Company will make an initial investment of $2.2 million and will develop, lease and manage the office buildings. The site is located in a planned mixed-use community to be known as Arundel Preserve in Hanover, Maryland, and fronts on the Baltimore/Washington Parkway (I-295), adjacent to the Arundel Mills Mall and midway between the Company’s Airport Square and National Business Park projects.

•                  The acquisition of a 9.7 acre parcel of land that has approvals in place to build approximately 215,000 square feet of space. This parcel of land is located adjacent to the Rockville Corporate Center discussed below.

•                  The closing on 27.0 acres of land for $5.9 million, which can accommodate 350,000 developable square feet, located in San Antonio, Texas. This land is adjacent to the buildings acquired in March 2005 at 8611 Military Drive in San Antonio, Texas.

Acquisition Activity

The Company acquired an office complex known as Rockville Corporate Center, located at 15 West Gude Drive and 45 West Gude Drive in Rockville, Maryland. The acquisition comprises two four-story Class A office buildings for a total of 221,702 square feet and the 9.7 acre parcel of land (mentioned above) for a total cost of $43.3 million.

The acquisition of Rockville Corporate Center represents the third acquisition in Montgomery County, Maryland, bringing the Company’s portfolio in that county to 586,686 square feet.

Disposition Activity

The Company executed a contract to sell 3 properties within the New Jersey portfolio for $22.8 million with an anticipated closing date in the third quarter of 2005.

Financing and Capital Transactions

The Company completed the following transactions during the quarter:

•                  Executed a $73.4 million notional amount forward starting swap at a fixed rate of 5.02%, which commences in July 2005 and expires in July 2015.

•                  Closed on a $44.0 million credit facility to fund the construction of two buildings at The National Business Park.

•                  Increased the unsecured Revolving Line of Credit from $300.0 million to $400.0 million, with the expansion capability to increase to $600.0 million, and extended the maturity date to March 9, 2008, with a one year extension option.

Subsequent Events

Since June 30, 2005, the Company has:

•                  Acquired for $10.0 million a 64 acre parcel of land known as Patriot Park and the development rights to build a two story, 50,000 square foot Class A office building on approximately 5 of the 64 acres within the park, all located in Colorado Springs, Colorado. The proposed building is 100% preleased to a defense contractor on a long term lease. The remaining 59 acres can be developed with 650,000 square feet of office space. The business park is located at the north entrance to Peterson Air Force Base.

•                  Executed a ten year lease for 61,038 square feet with Applied Signal Technology, Inc. at 306 Carina Road (306 NBP).

Earnings Guidance

The Company is updating its 2005 FFO guidance to a range of $1.81 to $1.85 per diluted share from $1.78 to $1.85 per diluted share and updating its EPS guidance to a range of $.47 to $.51 per share for 2005 from $.49 to $.56.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date: Thursday, July 28, 2005

Time: 4:00 p.m. ET

Dial In Number: (800) 262-1292

Confirmation Code for the call: 1944873

A replay of this call will be available beginning Thursday, July 28, 2005 at 7:00 p.m. ET through Thursday, August 11, 2005 at midnight ET. To access the replay, please call 888-203-1112 and use confirmation code 1944873.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties primarily in select Mid-Atlantic submarkets. The Company is among the largest owners of suburban office properties in the Greater Washington, DC region. The Company currently owns 147 office properties totaling 12.2 million rentable square feet. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients. The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients. The Company’s shares are traded on the New York Stock Exchange under the symbol OFC. More information on Corporate Office Properties Trust can be found on the Company’s website at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Financial Tables Attached

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three months ended June 30,
	2005	2004
Revenues
Real estate revenues	$60,186	$53,091
Service operations revenues	18,464	6,070
Total revenues	78,650	59,161
Expenses
Property operating	17,574	14,365
Depreciation and other amortization associated with real estate operations	15,068	15,705
Service operations expenses	18,178	5,832
General and administrative expenses	3,166	2,487
Total operating expenses	53,986	38,389
Operating income	24,664	20,772
Interest expense	(13,728)	(10,346)
Amortization of deferred financing costs	(471)	(500)
Income from continuing operations before gain on sales of real estate, income taxes and minority interests	10,465	9,926
Gain on sales of real estate	210	24
Income tax expense	(213)	(30)
Income from continuing operations before minority interests	10,462	9,920
Minority interests in income from continuing operations	(1,457)	(1,211)
Income from continuing operations	9,005	8,709
Income from discontinued operations, net of minority interests	115	134
Net income	9,120	8,843
Preferred share dividends	(3,654)	(4,435)
Net income available to common shareholders	$5,466	$4,408

Earnings per share “EPS” computation
Numerator:	$5,466	$4,408

Denominator:
Weighted average common shares - basic	36,692	32,743
Assumed conversion of dilutive options	1,528	1,639
Weighted average common shares - diluted	38,220	34,382

EPS
Basic	$0.15	$0.13
Diluted	$0.14	$0.13

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three months ended June 30,
	2005	2004

Net income	$9,120	$8,843
Add: Real estate-related depreciation and amortization	15,087	15,785
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(30)	—
Less: Gain on sales of real estate, excluding development portion	(24)	(24)
Funds from operations (“FFO”)	24,153	24,604
Add: Minority interests-common units in the Operating Partnership	1,335	1,241
Less: Preferred share dividends	(3,654)	(4,435)
Funds from Operations - basic and diluted (“Diluted FFO”)	21,834	21,410
Less: Straight-line rent adjustments	(1,369)	(2,184)
Less: Recurring capital expenditures	(3,293)	(4,997)
Less: Amortization of deferred market rental revenue	(191)	(273)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$16,981	$13,956

Weighted average shares
Weighted average common shares	36,692	32,743
Conversion of weighted average common units	8,676	8,765
Weighted average common shares/units - basic FFO per share	45,368	41,508
Assumed conversion of share options	1,528	1,639
Weighted average common shares/units - diluted FFO per share	46,896	43,147

Diluted FFO per common share	$0.47	$0.50
Dividends/distributions per common share/unit	$0.255	$0.235
Earnings payout ratio	171.6%	178.7%
Diluted FFO payout ratio	53.1%	46.4%
Diluted AFFO payout ratio	68.2%	71.2%
EBITDA interest coverage ratio	2.91	3.52
EBITDA fixed charge coverage ratio	2.28	2.48

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	38,220	34,382
Weighted average common units	8,676	8,765
Denominator for diluted FFO per share	46,896	43,147

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Six months ended June 30,
	2005	2004
Revenues
Real estate revenues	$119,891	$101,247
Service operations revenues	35,561	13,722
Total revenues	155,452	114,969
Expenses
Property operating	36,139	29,073
Depreciation and other amortization associated with real estate operations	29,455	25,893
Service operations expenses	34,366	12,742
General and administrative expenses	6,442	4,773
Total operating expenses	106,402	72,481
Operating income	49,050	42,488
Interest expense	(26,911)	(20,449)
Amortization of deferred financing costs	(867)	(1,359)
Income from continuing operations before gain (loss) on sales of real estate, equity in loss of unconsolidated entities, income taxes and minority interests	21,272	20,680
Gain (loss) on sales of real estate	234	(198)
Equity in loss of unconsolidated entities	—	(88)
Income tax expense	(670)	(230)
Income from continuing operations before minority interests	20,836	20,164
Minority interests in income from continuing operations	(2,883)	(2,579)
Income from continuing operations	17,953	17,585
Income from discontinued operations, net of minority interests	207	251
Net income	18,160	17,836
Preferred share dividends	(7,308)	(8,891)
Net income available to common shareholders	$10,852	$8,945

Earnings per share “EPS” computation
Numerator:
Net income available to common shareholders	$10,852	$8,945
Dividends on convertible preferred shares	—	21
Numerator for diluted EPS	$10,852	$8,966

Denominator:
Weighted average common shares - basic	36,624	31,278
Assumed conversion of dilutive options	1,534	1,691
Assumed conversion of preferred shares	—	270
Weighted average common shares - diluted	38,158	33,239

EPS
Basic	$0.30	$0.29
Diluted	$0.28	$0.27

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Six months ended June 30,
	2005	2004

Net income	$18,160	$17,836
Add: Real estate-related depreciation and amortization	29,592	26,046
Add: Depreciation and amortization on unconsolidated real estate entities	—	106
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(62)	—
Less: Gain on sales of real estate, excluding development portion	(48)	(47)
Funds from operations (“FFO”)	47,642	43,941
Add: Minority interests-common units in the Operating Partnership	2,643	2,646
Less: Preferred share dividends	(7,308)	(8,891)
Funds from Operations - basic (“Basic FFO”)	42,977	37,696
Add: Convertible preferred share dividends	—	21
Funds from Operations - diluted (“Diluted FFO”)	42,977	37,717
Less: Straight-line rent adjustments	(2,952)	(2,950)
Less: Recurring capital expenditures	(8,027)	(8,020)
Less: Amortization of deferred market rental revenue	(261)	(582)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$31,737	$26,165

Weighted average shares
Weighted average common shares	36,624	31,278
Conversion of weighted average common units	8,681	8,814
Weighted average common shares/units - basic FFO per share	45,305	40,092
Assumed conversion of share options	1,534	1,691
Assumed conversion of weighted average convertible preferred shares	—	270
Weighted average common shares/units - diluted FFO per share	46,839	42,053

Diluted FFO per common share	$0.92	$0.90
Dividends/distributions per common share/unit	$0.51	$0.47
Earnings payout ratio	172.5%	168.3%
Diluted FFO payout ratio	53.8%	50.9%
Diluted AFFO payout ratio	72.8%	73.4%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	38,158	33,239
Weighted average common units	8,681	8,814
Denominator for diluted FFO per share	46,839	42,053

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars and shares in thousands, except per share data)

	June 30,	December 31,
	2005	2004
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$1,690,846	$1,544,501
Total assets	1,890,448	1,732,026
Mortgage and other loans payable	1,177,779	1,022,688
Total liabilities	1,276,322	1,111,224
Minority interests	97,100	98,878
Beneficiaries’ equity	517,026	521,924

Debt to Total Assets	62.3%	59.0%
Debt to Undepreciated Book Value of Real Estate Assets	61.3%	58.3%
Debt to Total Market Capitalization	43.5%	40.4%

Property Data, including joint ventures (as of period ended):
Number of operating properties owned	147	145
Total net rentable square feet owned (in thousands)	12,210	11,978
Occupancy	92.9%	94.0%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$7,659	$4,420	$20,822	$6,688
Total capital improvements on operating properties	1,973	1,723	4,078	2,559
Total leasing costs on operating properties	967	5,793	1,635	6,359
Less: Nonrecurring tenant improvements and incentives on operating properties	(5,883)	(1,655)	(15,434)	(1,767)
Less: Nonrecurring capital improvements on operating properties	(891)	(841)	(2,521)	(1,346)
Less: Nonrecurring leasing costs incurred on operating properties	(532)	(4,443)	(553)	(4,473)
Recurring capital expenditures	$3,293	$4,997	$8,027	$8,020

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$9,381	$7,878	$18,720	$15,056
Common unit distributions	2,205	2,057	4,384	4,131
Convertible preferred share dividends	—	—	—	21
Dividends and distributions for FFO & AFFO payout ratio	$11,586	$9,935	$23,104	$19,208

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$9,120	$8,843
Interest expense on continuing operations	13,728	10,346
Interest expense on discontinued operations	188	168
Income tax expense	213	30
Real estate-related depreciation and amortization	15,087	15,785
Amortization of deferred financing costs	471	500
Other depreciation and amortization	171	99
Minority interests	1,485	1,249
EBITDA	$40,463	$37,020

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$13,728	$10,346
Interest expense from discontinued operations	188	168
Denominator for interest coverage-EBITDA	13,916	10,514
Preferred share dividends	3,654	4,435
Preferred unit distributions	165	—
Denominator for fixed charge coverage-EBITDA	$17,735	$14,949

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$34,955	$38,689
Less: Straight-line rent adjustments	(604)	(2,034)
Less: Amortization of deferred market rental revenue	(181)	(247)
Same property cash net operating income	$34,170	$36,408

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Amounts in thousands, except per share data)

	June 30,	December 31,
	2005	2004
Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$1,890,448	$1,732,026
Assets other than assets included in investment in real estate	(199,602)	(187,525)
Accumulated depreciation on real estate assets	165,101	141,716
Intangible assets on real estate acquisitions, net	66,354	67,560
Denominator for debt to undepreciated book value of real estate assets	$1,922,301	$1,753,777

	Twelve Months Ending
	December 31, 2005
	Low	High
Reconciliation of projected EPS-diluted to projected diluted FFO per share
Reconciliation of numerators
Numerator for projected EPS-diluted	$18,300	$19,800
Real estate-related depreciation and amortization	62,609	62,609
Minority interests-common units	4,526	4,898
Numerator for projected diluted FFO per share	$85,435	$87,307

Reconciliation of denominators
Denominator for projected EPS-diluted	38,550	38,550
Weighted average common units	8,721	8,721
Denominator for projected diluted FFO per share	47,271	47,271

EPS - diluted	$0.47	$0.51
FFO per share - diluted	$1.81	$1.85

Top Twenty Office Tenants as of June 30, 2005

(Dollars and square feet in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (1 (6)	Revenue	Lease Term (2)

United States of America	(3)	30	1,353,636	11.9%	$30,056	12.9%	4.7
Computer Sciences Corporation	(4)	5	485,527	4.3%	11,392	4.9%	5.5
Booz Allen Hamilton, Inc.		9	471,067	4.2%	11,391	4.9%	7.1
General Dynamics Corporation		12	448,696	4.0%	9,016	3.9%	4.3
Northrop Grumman Corporation		10	403,701	3.6%	8,466	3.6%	2.8
The Titan Corporation	(4)	5	232,136	2.0%	8,457	3.6%	8.2
Unisys	(5)	3	741,284	6.5%	7,901	3.4%	4.0
AT&T Corporation	(4)	8	316,148	2.8%	6,738	2.9%	3.3
The Aerospace Corporation		2	221,785	2.0%	5,779	2.5%	9.4
Wachovia Bank		3	176,470	1.6%	5,324	2.3%	13.4
VeriSign, Inc.		2	162,841	1.4%	4,596	2.0%	9.1
The Boeing Company	(4)	8	162,699	1.4%	4,108	1.8%	3.6
Ciena Corporation		3	221,609	2.0%	3,333	1.4%	2.9
Commonwealth of Pennsylvania	(4)	7	209,162	1.8%	3,063	1.3%	4.0
Magellan Health Services, Inc.		2	142,199	1.3%	2,867	1.2%	6.1
PricewaterhouseCoopers		1	97,638	0.9%	2,720	1.2%	0.7
Johns Hopkins University	(4)	7	106,473	0.9%	2,573	1.1%	2.2
Merck & Co., Inc. (Unisys)	(5)	1	219,065	1.9%	2,372	1.0%	4.0
Carefirst, Inc. and Subsidiaries	(4)	3	94,223	0.8%	2,277	1.0%	2.5
BAE Systems		7	199,212	1.8%	2,229	1.0%	1.5

Subtotal Top 20 Office Tenants		128	6,465,571	57.0%	134,659	57.6%	5.3
All remaining tenants		512	4,879,317	43.0%	99,119	42.4%	4.1
Total/Weighted Average		640	11,344,888	100.0%	$233,778	100.0%	4.8

(1)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2005 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.
(2)	The weighting of the lease term was computed using Total Rental Revenue.
(3)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)	Includes affiliated organizations or agencies.
(5)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.
(6)	Order of tenants is based on Annualized Rent.